Exhibit 99.1


                                                   Contact:   Nicholas M. Rolli
                                                              (917) 663-3460

                                                              Timothy R. Kellogg
                                                              (917) 663-2759


                           ALTRIA GROUP, INC. REPORTS
                           --------------------------
                           2005 SECOND-QUARTER RESULTS
                           ---------------------------



              Diluted Earnings Per Share from Continuing Operations
              -----------------------------------------------------
                Up 11.1% to $1.40 vs. $1.26 in Year-Ago Quarter,
                ------------------------------------------------
                   Including the Items Detailed on Schedule 7
                   ------------------------------------------


          Earnings from Continuing Operations Up 11.7% to $2.9 Billion
          ------------------------------------------------------------


     2005 Full-Year Forecast for Diluted Earnings Per Share from Continuing
     ----------------------------------------------------------------------
 Operations Revised to Range of $5.00 to $5.10, up $0.05 From Previous Forecast
 ------------------------------------------------------------------------------


     NEW YORK, July 20, 2005 - Altria Group, Inc. (NYSE:MO) today announced second-quarter 2005 diluted earnings per share from continuing operations of $1.40, including the charges and gains detailed on Schedule 7, versus $1.26 in the same quarter a year ago.
     "Solid second-quarter results were in line with our expectations and we look forward to a good second half of the year," said Louis C. Camilleri, chairman and chief executive officer of Altria Group, Inc. "I am pleased that the favorable earnings impact of Philip Morris International's acquisition in Indonesia, supplemented by an income tax benefit, will more than offset the adverse effect of the recent appreciation of the dollar, allowing us to raise our guidance for the year."
     "Both our domestic and international tobacco businesses continued to perform strongly. Philip Morris International, in particular, had a robust quarter with widespread progress overwhelming a few key market challenges, which are being addressed," Mr. Camilleri said. "Kraft's results lagged our expectations as the business continued to face severe commodity headwinds, but it is pursuing the right actions to secure longer-term sustainable growth, even if such actions hurt short-term results."


2005 Full-Year Forecast
-----------------------

     Altria Group, Inc. is projecting 2005 full-year diluted earnings per share from continuing operations in a range of $5.00 to $5.10, reflecting an increase of $0.05 versus previous guidance and growth of 9.4% to 11.6% versus $4.57 earned in 2004. The increase in guidance reflects the impact of the previously announced acquisition of PT HM Sampoerna Tbk (Sampoerna), which is projected to increase 2005 diluted earnings per share by approximately $0.03 to $0.04. This new projection also includes a favorable $0.10 per share tax benefit generated by the repatriation of $6.0 billion of earnings under provisions of the American Jobs Creation Act, partially offset by an increase of approximately $0.01 to $0.02 in the anticipated cost of the USA pool tobacco buyout and $0.07 in lower currency benefit than originally estimated. The new projection continues to include Kraft restructuring charges of $0.12 per share, but excludes any benefit that may be derived from the potential reversal of prior year Philip Morris USA accrued contributions to the National Tobacco Grower Settlement Trust, pending the outcome of litigation. The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to this projection.

Acquisitions and Divestitures
-----------------------------

     In May 2005, a subsidiary of PMI completed the acquisition of 98% of the outstanding shares of Sampoerna, an Indonesian tobacco company. The total cost of the transaction was approximately $4.8 billion, including Sampoerna's debt of approximately $200 million. During the second quarter, PMI also acquired a 97.9% stake in Coltabaco for approximately $300 million. Coltabaco is the largest tobacco company in Colombia, with a 48% market share.
     In June 2005, Kraft Foods Inc. (Kraft) completed the sale of substantially all of its sugar confectionery business for approximately $1.5 billion. The sale included the Life Savers, Creme Savers, Altoids, Trolli and Sugus brands. Altria has reflected the results of Kraft's sugar confectionery business as discontinued operations on the condensed consolidated statements of earnings for the six months and three months ended June 30, 2005 and 2004. The assets related to the sugar confectionery business were reflected as assets of discontinued operations held for sale on the consolidated balance sheet at December 31, 2004. As a result of the sale, Kraft recorded a net loss on sale of discontinued operations of $297 million in the second quarter of 2005, related largely to taxes on the transaction. Altria's share of the net loss, net of minority interest, was $255 million. Kraft also completed the sale of its fruit snacks business during the second quarter of 2005 for approximately $30 million.


American Jobs Creation Act
--------------------------

     At the end of June, Altria Group, Inc. finalized its plan to repatriate $6.0 billion of earnings under the provisions of the American Jobs Creation Act. Deferred taxes had previously been provided for a portion of the dividends to be remitted. Their reversal more than offset the tax costs to repatriate the earnings and resulted in a net tax reduction of $209 million ($0.10 per share) in the consolidated income tax provision during the second quarter.

     A conference call with members of the investment community will be webcast at 9:00 a.m. Eastern Time on July 20, 2005. Access is available at www.altria.com.

                               ALTRIA GROUP, INC.
                               ------------------

Prior-period results for Altria Group, Inc. have been restated to reflect the impact of discontinued operations, following Kraft's agreement on November 15, 2004, to sell its sugar confectionery business. As such, net revenues and operating companies income for the sugar confectionery business are excluded from the company's results, while the net earnings impact is included as a single line item. All references in this news release are to continuing operations, unless otherwise noted.

As described in "Note 15. Segment Reporting" of Altria Group, Inc.'s 2004 Annual Report, management reviews operating companies income, which is defined as operating income before corporate expenses and amortization of intangibles, to evaluate segment performance and allocate resources. Management believes it is appropriate to disclose this measure to help investors analyze business performance and trends. For a reconciliation of operating companies income to operating income, see the Condensed Statements of Earnings contained in this release.

2005 Second-Quarter Results
---------------------------

     Net revenues for the second quarter of 2005 increased 8.3% versus 2004 to $24.8 billion, including favorable currency of $797 million.
     Operating income increased 15.1% to $4.5 billion, reflecting a favorable comparison to the second quarter of 2004 when PMI recorded a $250 million initial charge for the international tobacco agreement with the European Community (EC), as well as lower asset impairment and exit costs, primarily for the food business restructuring, and higher results from operations at Philip Morris USA (PM USA) and Philip Morris International (PMI). Also affecting operating income comparisons were favorable currency of $159 million and the other items described in the attached reconciliation on Schedule 3.
     Earnings from continuing operations increased 11.7% to $2.9 billion, due primarily to increases at PM USA and PMI, the impact of the international tobacco agreement initial charge in 2004, lower asset impairment and exit costs in 2005 and favorable currency, partially offset by a higher effective tax rate of 28.7% in the second quarter of 2005 compared to 26.5% in 2004. The effective tax rate comparison reflects the previously mentioned $209 million benefit related to the dividend repatriation under the American Jobs Creation Act in 2005, and the reversal of $320 million of tax accruals no longer required due to tax events during the second quarter of 2004.
     Net earnings, which include the loss from discontinued operations as detailed on Schedule 1, increased 1.5% to $2.7 billion. Diluted earnings per share, including discontinued operations as detailed on Schedule 1, increased 0.8% to $1.28.
     During the second quarter of 2005, Altria Group, Inc. declared a regular quarterly dividend of $0.73 per common share, which represents an annualized rate of $2.92 per common share.

                                DOMESTIC TOBACCO
                                ----------------

2005 Second-Quarter Results
---------------------------

     Philip Morris USA Inc. (PM USA), Altria Group, Inc.'s domestic tobacco business, achieved solid income growth and strong share performance for its focus brands. Shipment volume of 49.3 billion units was up 1.4% from the previous year, but was essentially flat when adjusted for the timing of promotional shipments and the timing of trade purchases in advance of the July 4th holiday. Premium mix for PM USA increased by 0.1 percentage point to 91.6%. Operating companies income increased 4.0%, to $1.3 billion, primarily driven by higher volume and lower wholesale promotional allowance rates, partially offset by expenses related to the quota buyout legislation and higher spending for R&D.
     As shown in the following table, PM USA's total retail share improved in the second quarter of 2005, driven by Marlboro and Parliament in the premium category. In a highly competitive environment, retail share also increased for Basic in the discount category.


              Philip Morris USA Quarterly Retail Share*
              -----------------------------------------

                                        Q2 2005    Q2 2004     Change
                                        -------    -------    -------
Marlboro                                 40.0%      39.6%      0.4 pp
Parliament                                1.7%       1.6%      0.1 pp
Virginia Slims                            2.3%       2.3%      0.0 pp
Basic                                     4.3%       4.2%      0.1 pp
                                        -------    -------    -------
Focus Brands                             48.3%      47.7%      0.6 pp
Other Philip Morris USA                   1.7%       2.1%     -0.4 pp
                                        -------    -------    -------
Total Philip Morris USA                  50.0%      49.8%      0.2 pp

* IRI/Capstone Total Retail Panel was developed to measure market share in retail stores selling cigarettes. It is not designed to capture Internet or direct mail sales.

     PM USA maintained its share of the premium category at 62.0% in the second quarter versus the year-ago period. In the discount category, PM USA's share increased 0.4 share points to 16.4%, driven by Basic. For the total industry, the premium category increased 0.3 points to 73.7% in the second quarter of 2005, while the discount category declined to 26.3%. Within this, the deep discount category of the industry, which includes both major manufacturers' private label brands and all other manufacturers' discount brands, was up 0.1 point to 11.8%.
     During the third quarter, PM USA will begin test marketing Parliament Blue. Featuring contemporary new packaging, Parliament Blue will be available at retail stores in the test market beginning in late August.

                              INTERNATIONAL TOBACCO
                              ---------------------

2005 Second-Quarter Results
---------------------------

     Cigarette shipment volume for Philip Morris International Inc. (PMI), Altria Group, Inc.'s international tobacco business, increased 5.0% to 202.4 billion units, fueled by growth in Eastern Europe, the Middle East & Africa and acquisitions in Indonesia and Colombia, partially offset by lower shipments in Western Europe. Excluding acquisitions, PMI's cigarette shipment volume increased 1.6% versus the same period a year ago. PMI's total tobacco volume, which includes 1.6 billion units (cigarette equivalents) of other tobacco products (OTPs), grew 5.5% versus the prior year quarter, and 2.1% excluding acquisitions.
     Operating companies income rose 37.9% to $2.0 billion. The growth was attributed to a favorable comparison with the second quarter of 2004 when PMI recorded the initial $250 million charge for the EC tobacco agreement, higher pricing, favorable currency of $136 million, the impact of acquisitions and higher margin in Japan resulting from the expiration of the license agreement with Japan Tobacco. Those increases were partially offset by unfavorable mix, higher R&D and selling expenses, and expenses related to the EC agreement.
     PMI achieved widespread market share gains, particularly in Egypt, France, Indonesia, Italy, Japan, Korea, Mexico, Netherlands, Russia, Switzerland, Thailand, Turkey, Ukraine and the United Kingdom.
     Total Marlboro cigarette shipments increased 3.2% in the second quarter, principally resulting from the timing of shipments to Japan, which more than offset decreases in Germany. Excluding the timing of shipments to Japan, Marlboro cigarette shipments were down slightly. Marlboro share increased in many markets, including Egypt, France, Japan, Korea, Netherlands, Portugal, Russia, Spain, Switzerland, Thailand, Turkey, Ukraine and the United Kingdom.
     In Western Europe, PMI's cigarette volume declined 4.7%, caused mainly by Germany and Italy. However, PMI's overall market share grew 0.5 share points to 38.9%.
     In Germany, the combined industry consumption of cigarettes and OTPs was essentially equal to the prior year. Although total cigarette volume declined by
2.6 billion units or 9.1%, this was offset by an increase of 2.6 billion units of OTPs, principally tobacco portions. In the second quarter, PMI's total tobacco volume (cigarettes and OTPs) in Germany declined 4.1%, with cigarette volume down 9.7%, while OTP volume more than doubled to 1.1 billion units. PMI's share of total tobacco consumption declined 1.2 points to 28.8% compared to the second quarter of 2004, although share increased 0.7 points compared to the first quarter of 2005. PMI's cigarette industry share of 36.9% declined 0.3 points versus the prior-year quarter, but recorded a sequential share increase for the second successive quarter. Within the OTP segment, PMI's share grew to 9.7%, compared to 6.0% in the same quarter last year. Share of tobacco portions for PMI climbed 5.8 points to 14.1% in the second quarter of 2005. Despite the challenging cigarette industry and economic environment in Germany, Marlboro's share of the cigarette market has grown in the last two quarters and the brand remains resilient. Additionally, PMI has successfully established Next in both the cigarette and OTP categories.
     In Italy, the total cigarette market was essentially flat, as effects of the indoor smoking ban moderated due to warmer weather. As anticipated, an inventory reduction of approximately one billion units by PMI's new distributor occurred in the second quarter of 2005, resulting in PMI's cigarette volume declining 6.3%. Absent that reduction and timing of shipments due to other factors, volume in Italy rose approximately 2%. Market share in Italy was up 1.6 points to 52.8%, driven by the continued strong recovery of Diana and improved share performance for both L&M and Chesterfield.
     In France, cigarette industry volume was unchanged compared to the prior year quarter. Although PMI's shipments were down 3.6% reflecting unfavorable inventory movements, its market share rose 1.9 points to 41.8%, with Marlboro adding 1.4 points to 30.6%.
     In Spain, the total cigarette market was flat. Shipments for PMI were down 1.3% and market share declined 0.3 points to 34.8%, reflecting increased competition in the lowest price segment, where PMI recently introduced Basic and Next. Marlboro's share, however, grew 0.2 points to 17.1%.
     In Central Europe, PMI's volume declined 3.4%, due to the timing of trade purchases in advance of excise tax increases in Romania and intense competition in the low price segment in Poland, partially offset by gains in Greece and the Czech and Slovak Republics. PMI's shipments grew 8.5% in Greece, reflecting the strong performance of Next in the growing low price segment. In the Slovak Republic, shipments were up 17.3%, driven by the strong performances of L&M and Red & White. In worldwide duty-free, volume increased 2.9%, due to gains in Turkey, Romania and Bulgaria.
     In Eastern Europe, the Middle East and Africa, PMI's shipment growth of 12.1% was robust, reflecting gains in Russia, Ukraine, Turkey, Egypt and Saudi Arabia. In Russia, double-digit volume growth was fueled by Marlboro, Parliament, L&M, Chesterfield and Muratti, as well as timing of shipments. Market share in Russia was also up, gaining 1.0 point to 27.1%. In Ukraine, volume growth of 21.9% and a market share increase of 1.3 share points to 32.1% were driven by consumer up-trading to PMI's higher-priced international brands. In Turkey, shipment volume was up 10.1%, arising from gains for Marlboro and Parliament, which benefited from reduced price gaps with the mid-price segment, the recent launch of Bond Street and the price repositioning of Lark.
     In Japan, volume increased 5.4%, attributed to the timing of shipments as a result of the handover of Marlboro from Japan Tobacco to PMI during the quarter. PMI's market share was also up, rising 0.3 points to 24.6%, driven by Virginia Slims Rose and Marlboro, reflecting the smooth transition consequent to the expiration of the license agreement with Japan Tobacco.
     In the rest of Asia, volume increased 25.0%, primarily because of the acquisition of Sampoerna in Indonesia, which contributed volume of 4.4 billion units, and higher shipments in Thailand. These were partially offset by lower volume in Korea stemming from a double-digit decline in the total market as a result of the December 2004 tax-driven price increase. However, PMI's market share in Korea was up 0.5 points to 8.0% on the strength of Marlboro and Lark.
     In Latin America, PMI volume increased 5.0%, reflecting the acquisition of Coltabaco in Colombia, partially offset by declines in Argentina, Brazil and Mexico. In Argentina, the total market was flat, but smokers are increasingly switching from mid-price brands to low-price products. Reflecting that trend, PMI's volume in Argentina was down due primarily to lower shipments of its mid-price Philip Morris brand. In Mexico, despite a volume decline of 5.7% due to the timing of shipments, PMI's market share was up 0.7 points to 62.3%.

                                      FOOD
                                      ----

2005 Second-Quarter Results
---------------------------

     Yesterday, Kraft Foods Inc. (Kraft) reported 2005 second-quarter results. Kraft's net revenues were up 3.0% to $8.3 billion, due primarily to positive mix, price increases, favorable currency of $185 million and contributions from new products and developing markets, partially offset by the impact of divestitures, weak results in Germany, the shift in Easter timing from April last year to March this year and category declines in the U.S. due to higher retail prices. Ongoing volume was down 1.6%, also reflecting the impacts from the Germany decline, Easter shift and weaker category trends in the U.S., as well as lower shipments of U.S. ready-to-drink beverages due to trade inventory reductions and soft category trends. Operating income increased 3.4% to $1.3 billion, due to lower exit and implementation costs for Kraft's restructuring program, partially offset by the impacts of divested businesses. Excluding those charges, operating income was down as higher commodity costs (net of pricing), increased post-employment benefit costs (primarily pensions) and increased consumer marketing spending were partially offset by positive mix, cost reductions and favorable currency of $23 million.

                               NORTH AMERICAN FOOD
                               -------------------

2005 Second-Quarter Results
---------------------------

     For the second quarter of 2005, Kraft North America Commercial (KNAC) net revenues grew 2.8% to $5.8 billion, reflecting positive mix across much of the portfolio, commodity-driven price increases, volume gains in cereals, biscuits and meat, and the benefit of higher marketing spending, partially offset by weaker category trends in certain businesses, such as coffee and nuts, due to higher retail prices and the impact of the shift in Easter timing. Ongoing volume declined 1.1%, reflecting lower ready-to-drink shipments due to trade inventory reductions and a category decline, as well as weaker trends in other categories due to higher prices and the shift in Easter timing. Operating companies income increased 2.3% to $1.1 billion, due primarily to lower restructuring and impairment charges. Excluding those charges and the impact of divested businesses, operating companies income was up slightly as the impact of increased pricing, positive mix and favorable currency were partially offset by increased marketing spending, increased post-employment benefit costs and higher commodity costs.

                               INTERNATIONAL FOOD
                               ------------------

2005 Second-Quarter Results
---------------------------

     For the second quarter of 2005, net revenues for Kraft International Commercial (KIC) increased 3.5% to $2.6 billion, due primarily to favorable currency of $136 million, price increases and positive mix, partially offset by a decline in volume. Revenues were up in numerous markets, with developing markets up 4% overall, but revenues in Germany were down double-digits as competitors lagged Kraft's price increases in coffee. By the end of the second quarter, price gaps with key competitors in Germany overall returned to targeted ranges. Ongoing volume was down 3.3%, reflecting the negative impact of price increases and the shift in Easter timing. Operating companies income increased 11.8% to $247 million, benefiting from lower restructuring and impairment charges, partially offset by the impact of divestitures. Excluding those items, operating companies income declined as positive mix and favorable currency of $14 million were more than offset by significantly higher commodity costs net of pricing. Costs for key commodities in Kraft's international business were up substantially, with coffee up 60% and hazelnuts up more than 90% in the quarter versus the prior year. While Kraft has taken price increases in many geographies, the benefits of its pricing actions did not fully recover the impact of the commodity cost increases.

                               FINANCIAL SERVICES
                               ------------------

2005 Second-Quarter Results
---------------------------

     Philip Morris Capital Corporation (PMCC) reported operating companies income of $70 million for the second quarter of 2005 versus $125 million in 2004. Results reflect an unfavorable comparison to the year-ago period, when PMCC recorded gains on various asset sales totaling $84 million, versus a $30 million gain from asset sales in the second quarter of 2005.
     Consistent with its strategic shift in 2003, PMCC is focused on managing its existing portfolio of finance assets in order to maximize gains and generate cash flow from asset sales and related activities. It is no longer making new investments and expects that its operating companies income will fluctuate over time as investments mature or are sold.

Altria Group, Inc. Profile
--------------------------

     Altria Group, Inc. owns approximately 85.8% of the outstanding common shares of Kraft Foods Inc. and 100% of the outstanding common shares of Philip Morris International Inc., Philip Morris USA Inc. and Philip Morris Capital Corporation. In addition, Altria Group, Inc. has a 33.9% economic interest in SABMiller plc. The brand portfolio of Altria Group, Inc.'s consumer packaged goods companies includes such well-known names as Kraft, Jacobs, L&M, Marlboro, Maxwell House, Nabisco, Oreo, Oscar Mayer, Parliament, Philadelphia, Post and Virginia Slims. Altria Group, Inc. recorded 2004 net revenues of $89.6 billion.
     Trademarks and service marks mentioned in this release are the registered property of, or licensed by, the subsidiaries of Altria Group, Inc.

Forward-Looking and Cautionary Statements
-----------------------------------------

     This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results and outcomes to differ materially from those contained in such forward-looking statements.
     Altria Group, Inc.'s consumer products subsidiaries are subject to changing prices for raw materials; intense price competition; changes in consumer preferences and demand for their products; fluctuations in levels of customer inventories; the effects of foreign economies and local economic and market conditions; and unfavorable currency movements. Their results are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to new consumer trends; to develop new products and markets and to broaden brand portfolios in order to compete effectively with lower-priced products; to improve productivity; and to respond effectively to changing prices for their raw materials.
     Altria Group, Inc.'s tobacco subsidiaries (Philip Morris USA and Philip Morris International) continue to be subject to litigation, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with the company's understanding of applicable law, bonding requirements and the absence of adequate appellate remedies to get timely relief from any of the foregoing; price disparities and changes in price disparities between premium and lowest-price brands; legislation, including actual and potential excise tax increases; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases and concluded tobacco litigation settlements on consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; governmental regulation; privately imposed smoking restrictions; and governmental and grand jury investigations.
    Altria Group, Inc. and its subsidiaries are subject to other risks detailed from time to time in its publicly filed documents, including its Quarterly Report on Form 10-Q for the period ended March 31, 2005.
Altria Group, Inc. cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make.

                                     # # #




ALTRIA GROUP, INC.                                         Schedule 1
and Subsidiaries
Condensed Statements of Earnings
For the Quarters Ended June 30,(*)
(in millions, except per share data)

                                          2005       2004     % Change
                                     ---------------------------------
Net revenues                            $24,784    $22,894       8.3 %
Cost of sales                             9,134      8,570       6.6 %
Excise taxes on products (**)             7,459      6,563      13.7 %
                                     ----------------------
Gross profit                              8,191      7,761       5.5 %
Marketing, administration and
 research costs                           3,478      3,289
Domestic tobacco headquarters
 relocation charges                           2         10
International tobacco EC agreement            -        250
Asset impairment and exit costs              50        152
Losses (gains) on sales of businesses         1          -
                                     ----------------------
Operating companies income                4,660      4,060      14.8 %
Amortization of intangibles                   4          5
General corporate expenses                  165        164
Asset impairment and exit costs              20          8
                                     ----------------------
Operating income                          4,471      3,883      15.1 %
Interest and other debt expense, net        320        297
                                     ----------------------
Earnings from continuing operations
 before income taxes and minority
 interest                                 4,151      3,586      15.8 %
Provision for income taxes                1,192        952      25.2 %
                                     ----------------------
Earnings from continuing operations
 before minority interest                 2,959      2,634      12.3 %
Minority interest in earnings from
 continuing operations, and
 equity earnings, net                        47         26
                                     ----------------------
Earnings from continuing operations      $2,912     $2,608      11.7 %
                                     ----------------------
(Loss) earnings from discontinued
 operations, net of income taxes
 and minority interest(****)              $(245)       $19
                                     ----------------------
Net earnings                             $2,667     $2,627       1.5 %
                                     ======================

Per share data(***):
Basic earnings per share from
 continuing operations                    $1.41      $1.27      11.0 %
                                     ----------------------
Basic earnings per share from
 discontinued operations                 $(0.12)     $0.01
                                     ----------------------
Basic earnings per share                  $1.29      $1.28       0.8 %
                                     ======================

Diluted earnings per share from
 continuing operations                    $1.40      $1.26      11.1 %
                                     ----------------------
Diluted earnings per share from
 discontinued operations                 $(0.12)     $0.01
                                     ----------------------
Diluted earnings per share                $1.28      $1.27       0.8 %
                                     ======================
Weighted average number of
 shares outstanding - Basic               2,067      2,047       1.0 %
                    - Diluted             2,087      2,062       1.2 %


(*) Due to a change for Discontinued Operations, prior period results have been restated.

(**) The detail of excise taxes on products sold is as follows:

                                          2005       2004
                                     ----------------------
Domestic tobacco                           $971       $958
International tobacco                     6,488      5,605
                                     ----------------------
Total excise taxes                       $7,459     $6,563
                                     ======================


(***) Basic and diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.

(****) Discontinued operations 2005 includes $(255) from loss on sale, and $10 of earnings, net of minority interest impact. In 2004 income from discontinued operations was $19 of earnings, net of minority interest.




ALTRIA GROUP, INC.                                         Schedule 2
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended June 30,(*)
(in millions)

                                                North
                    Domestic   International  American   International
                    tobacco       tobacco       food         food
                  ----------------------------------------------------
2005 Net Revenues      $4,790       $11,565      $5,751        $2,583
2004 Net Revenues       4,582        10,064       5,596         2,495
% Change                  4.5%         14.9%        2.8%          3.5%
Reconciliation:
---------------
2004 Net Revenues      $4,582       $10,064      $5,596        $2,495
Divested
 businesses - 2004          -             -         (43)          (22)
Acquired
 businesses                 -           227           -             -
Divested
 businesses - 2005          -             -          20             -
Implementation
 costs - 2005               -             -          (1)            -
Currency                    -           612          49           136
Operations                208           662         130           (26)
                  ----------------------------------------------------
2005 Net Revenues      $4,790       $11,565      $5,751        $2,583
                  ====================================================

                    Financial
                     services        Total
                  --------------------------
2005 Net Revenues         $95       $24,784
2004 Net Revenues         157        22,894
% Change               (39.5)%          8.3%
Reconciliation:
---------------
2004 Net Revenues        $157       $22,894
Divested
 businesses - 2004          -           (65)
Acquired
 businesses                 -           227
Divested
 businesses - 2005          -            20
Implementation
 costs - 2005               -            (1)
Currency                    -           797
Operations                (62)          912
                  --------------------------
2005 Net Revenues         $95       $24,784
                  ==========================

Note:  The detail of excise taxes on products sold is as follows:

                         2005          2004
                  --------------------------
Domestic tobacco         $971          $958
International
 tobacco                6,488         5,605
                  --------------------------
Total excise taxes     $7,459        $6,563
                  ==========================

Currency increased international tobacco excise taxes by $380 million.

(*) Due to a change for Discontinued Operations, prior period results have been restated.



ALTRIA GROUP, INC.                                         Schedule 3
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended June 30,(*)
(in millions)

                                                North
                    Domestic   International  American   International
                    tobacco       tobacco       food         food
                  ----------------------------------------------------
2005 Operating
 Companies Income      $1,261        $2,024      $1,058          $247
2004 Operating
 Companies Income       1,212         1,468       1,034           221
% Change                  4.0%         37.9%        2.3%         11.8%
Reconciliation:
---------------
2004 Operating
 Companies Income      $1,212        $1,468      $1,034          $221

Divested
 businesses - 2004          -             -          (1)           (8)
Domestic tobacco
 headquarters
 relocation
 charges - 2004            10             -           -             -
International
 tobacco EC
 agreement - 2004           -           250           -             -
Asset impairment
 and exit costs -
 2004                       -            23          39            90
Implementation
 costs - 2004               -             -           9             -
                  ----------------------------------------------------
                           10           273          47            82
                  ----------------------------------------------------

Divested
 businesses - 2005          -             -          (2)            -
Domestic tobacco
 headquarters
 relocation
 charges - 2005            (2)            -           -             -
Asset impairment
 and exit costs -
 2005                       -           (21)         (5)          (24)
(Losses) gains on
 sales of
 businesses - 2005          -             -          (1)            -
Implementation
 costs - 2005               -             -         (18)           (8)
                  ----------------------------------------------------
                           (2)          (21)        (26)          (32)
                  ----------------------------------------------------

Acquired
 businesses                 -            79           -             -
Currency                    -           136           9            14
Operations                 41            89          (6)          (38)
                  ----------------------------------------------------
2005 Operating
 Companies Income      $1,261        $2,024      $1,058          $247
                  ====================================================

                    Financial
                     services        Total
                  --------------------------
2005 Operating
 Companies Income         $70        $4,660
2004 Operating
 Companies Income         125         4,060
% Change               (44.0)%         14.8%
Reconciliation:
---------------
2004 Operating
 Companies Income        $125        $4,060

Divested
 businesses - 2004          -            (9)
Domestic tobacco
 headquarters
 relocation
 charges - 2004             -            10
International
 tobacco EC
 agreement - 2004           -           250
Asset impairment
 and exit costs -
 2004                       -           152
Implementation
 costs - 2004               -             9
                  --------------------------
                            -           412
                  --------------------------

Divested
 businesses - 2005          -            (2)
Domestic tobacco
 headquarters
 relocation
 charges - 2005             -            (2)
Asset impairment
 and exit costs -
 2005                       -           (50)
(Losses) gains on
 sales of
 businesses - 2005          -            (1)
Implementation
 costs - 2005               -           (26)
                  --------------------------
                            -           (81)
                  --------------------------

Acquired
 businesses                 -            79
Currency                    -           159
Operations                (55)           31
                  --------------------------
2005 Operating
 Companies Income         $70        $4,660
                  ==========================


(*) Due to a change for Discontinued Operations, prior period results have been restated.



ALTRIA GROUP, INC.                                        Schedule 4
and Subsidiaries
Condensed Statements of Earnings
For the Six Months Ended June 30,(*)
(in millions, except per share data)

                                          2005       2004     % Change
                                     ---------------------------------

Net revenues                            $48,402    $44,615       8.5 %
Cost of sales                            17,805     16,582       7.4 %
Excise taxes on products (**)            14,615     12,880      13.5 %
                                     ----------------------
Gross profit                             15,982     15,153       5.5 %
Marketing, administration and
 research costs                           6,874      6,483
Domestic tobacco headquarters
 relocation charges                           3         20
International tobacco EC agreement            -        250
Asset impairment and exit costs             203        444
Losses (gains) on sales of businesses      (115)         -
                                     ----------------------
Operating companies income                9,017      7,956      13.3 %
Amortization of intangibles                   8          9
General corporate expenses                  324        328
Asset impairment and exit costs              38         24
                                     ----------------------
Operating income                          8,647      7,595      13.9 %
Interest and other debt expense, net        601        597
                                     ----------------------
Earnings from continuing operations
 before income taxes and minority
 interest                                 8,046      6,998      15.0 %
Provision for income taxes                2,483      2,132      16.5 %
                                     ----------------------
Earnings from continuing operations
 before minority interest                 5,563      4,866      14.3 %
Minority interest in earnings from
 continuing operations, and
 equity earnings, net                        67         73
                                     ----------------------
Earnings from continuing operations      $5,496     $4,793      14.7 %
                                     ----------------------
(Loss) earnings from discontinued
 operations, net of income taxes
 and minority interest(****)              $(233)       $28
                                     ----------------------
Net earnings                             $5,263     $4,821       9.2 %
                                     ======================

Per share data (***):
Basic earnings per share from
 continuing operations                    $2.66      $2.34      13.7 %
                                     ----------------------
Basic earnings per share from
 discontinued operations                 $(0.11)     $0.02
                                     ----------------------
Basic earnings per share                  $2.55      $2.36       8.1 %
                                     ======================

Diluted earnings per share from
 continuing operations                    $2.64      $2.33      13.3 %
                                     ----------------------
Diluted earnings per share from
 discontinued operations                 $(0.11)     $0.01
                                     ----------------------
Diluted earnings per share                $2.53      $2.34       8.1 %
                                     ======================
Weighted average number of
 shares outstanding - Basic               2,064      2,044       1.0 %
                    - Diluted             2,084      2,061       1.1 %


(*) Due to a change for Discontinued Operations, prior period results have been restated.

(**) The detail of excise taxes on products sold is as follows:

                                          2005       2004
                                     ----------------------
Domestic tobacco                         $1,816     $1,810
International tobacco                    12,799     11,070
                                     ----------------------
Total excise taxes                      $14,615    $12,880
                                     ======================


(***) Basic and diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.

(****) Discontinued operations 2005 includes $(255) from loss on sale, and $22 of earnings, net of minority interest impact. In 2004 income from discontinued operations was $28 of earnings, net of minority interest impact.



ALTRIA GROUP, INC.                                        Schedule 5
and Subsidiaries
Selected Financial Data by Business Segment
For the Six Months Ended June 30,(*)
(in millions)


                                                North
                    Domestic   International  American   International
                    tobacco       tobacco       food         food
                  ----------------------------------------------------
2005 Net Revenues      $8,936       $22,910     $11,304        $5,089
2004 Net Revenues       8,586        20,107      10,888         4,778
% Change                  4.1%         13.9%        3.8%          6.5%

Reconciliation:
---------------
2004 Net Revenues      $8,586       $20,107     $10,888        $4,778
Divested
 businesses - 2004          -             -         (89)          (46)
Acquired
 businesses                 -           357          41             1
Divested
 businesses - 2005          -             -          69            12
Implementation
 costs - 2005               -             -          (1)            -
Currency                    -         1,189          83           266
Operations                350         1,257         313            78
                  ----------------------------------------------------
2005 Net Revenues      $8,936       $22,910     $11,304        $5,089
                  ====================================================

                    Financial
                     services        Total
                  --------------------------
2005 Net Revenues        $163       $48,402
2004 Net Revenues         256        44,615
% Change               (36.3)%          8.5%

Reconciliation:
---------------
2004 Net Revenues        $256       $44,615
Divested
 businesses - 2004          -          (135)
Acquired
 businesses                 -           399
Divested
 businesses - 2005          -            81
Implementation
 costs - 2005               -            (1)
Currency                    -         1,538
Operations                (93)        1,905
                  --------------------------
2005 Net Revenues        $163       $48,402
                  ==========================


Note:  The detail of excise taxes on products sold is as follows:

                        2005          2004
                  ------------ -------------
Domestic tobacco       $1,816        $1,810
International
 tobacco               12,799        11,070
                  ------------ -------------
Total excise taxes    $14,615       $12,880
                  ============ =============

Currency increased international tobacco excise taxes by $732 million.

(*) Due to a change for Discontinued Operations, prior period results have been restated.



ALTRIA GROUP, INC.                                         Schedule 6
and Subsidiaries
Selected Financial Data by Business Segment
For the Six Months Ended June 30,(*)
(in millions)


                                                North
                    Domestic   International  American   International
                    tobacco       tobacco       food         food
                  ----------------------------------------------------
2005 Operating
 Companies Income      $2,299        $4,099      $1,968          $540
2004 Operating
 Companies Income       2,182         3,303       1,867           409
% Change                  5.4%         24.1%        5.4%         32.0%
Reconciliation:
---------------
2004 Operating
 Companies Income      $2,182        $3,303      $1,867          $409

Divested
 businesses - 2004          -             -          (2)          (14)
Domestic tobacco
 headquarters
 relocation
 charges - 2004            20             -           -             -
International
 tobacco EC
 agreement - 2004           -           250           -             -
Asset impairment
 and exit costs -
 2004                       1            23         284           136
Implementation
 costs - 2004               -             -           9             1
                  ----------------------------------------------------
                           21           273         291           123
                  ----------------------------------------------------


Divested
 businesses - 2005          -             -           2             3
Domestic tobacco
 headquarters
 relocation
 charges - 2005            (3)            -           -             -
Asset impairment
 and exit costs -
 2005                       -           (24)       (122)          (57)
(Losses) gains on
 sales of
 businesses - 2005          -             -          (1)          116
Implementation
 costs - 2005               -             -         (32)          (13)
                  ----------------------------------------------------
                           (3)          (24)       (153)           49
                  ----------------------------------------------------

Acquired
 businesses                 -            83           -             -
Currency                    -           262          14            31
Operations                 99           202         (51)          (72)
                  ----------------------------------------------------
2005 Operating
 Companies Income      $2,299        $4,099      $1,968          $540
                  ============ ============= =========== =============

                    Financial
                     services        Total
                  --------------------------
2005 Operating
 Companies Income        $111        $9,017
2004 Operating
 Companies Income         195         7,956
% Change               (43.1)%         13.3%
Reconciliation:
---------------
2004 Operating
 Companies Income        $195        $7,956

Divested
 businesses - 2004          -           (16)
Domestic tobacco
 headquarters
 relocation
 charges - 2004             -            20
International
 tobacco EC
 agreement - 2004           -           250
Asset impairment
 and exit costs -
 2004                       -           444
Implementation
 costs - 2004               -            10
                  --------------------------
                            -           708
                  --------------------------


Divested
 businesses - 2005          -             5
Domestic tobacco
 headquarters
 relocation
 charges - 2005             -            (3)
Asset impairment
 and exit costs -
 2005                       -          (203)
(Losses) gains on
 sales of
 businesses - 2005          -           115
Implementation
 costs - 2005               -           (45)
                  --------------------------
                            -          (131)
                  --------------------------

Acquired
 businesses                 -            83
Currency                    -           307
Operations                (84)           94
                  --------------------------
2005 Operating
 Companies Income        $111        $9,017
                  ==========================


(*) Due to a change for Discontinued Operations, prior period results have been restated.



ALTRIA GROUP, INC.                                         Schedule 7
and Subsidiaries
Net Earnings and Diluted Earnings Per Share
For the Quarters Ended June 30,(*)
($ in millions, except per share data)


                                                       Diluted
                                       Net Earnings    E.P.S.     (**)
                                       ------------   ------------

2005 Continuing Earnings                    $2,912          $1.40
2004 Continuing Earnings                    $2,608          $1.26
% Change                                      11.7  %        11.1  %

Reconciliation:
---------------
2004 Continuing Earnings                    $2,608          $1.26

2004 Domestic tobacco headquarters
 relocation charges                              6              -
2004 Asset impairment, exit and
 implementation costs, net of
 minority interest impact                       89           0.05
2004 International tobacco EC agreement        161           0.08
2004 Corporate asset impairment and
 exit costs                                      5              -
2004 Tax items, net of minority
 interest impact                              (320)         (0.15)
                                       ------------   ------------
                                               (59)         (0.02)
                                       ------------   ------------

2005 Domestic tobacco headquarters
 relocation charges                             (1)             -
2005 Asset impairment, exit and
 implementation costs, net of
 minority interest impact                      (47)         (0.02)
2005 (Losses) gains on sales of
 business, net of minority interest
 impact                                         (1)             -
2005 Corporate asset impairment and
 exit costs                                    (13)         (0.01)
2005 Tax items, net of minority
 interest impact                               227           0.11
                                       ------------   ------------
                                               165           0.08
                                       ------------   ------------

Currency                                       103           0.05
Change in shares                                 -          (0.01)
Change in tax rate                              52           0.02
Operations                                      43           0.02
                                       ------------   ------------
2005 Continuing Earnings                    $2,912          $1.40
                                       ------------   ------------
2005 Discontinued Earnings                   $(245)        $(0.12)
                                       ------------   ------------
2005 Net Earnings                           $2,667          $1.28
                                       ============   ============


(*) Due to a change for Discontinued Operations, prior period results have been restated.

(**) Basic and diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.



ALTRIA GROUP, INC.                                         Schedule 8
and Subsidiaries
Net Earnings and Diluted Earnings Per Share
For the Six Months Ended June 30,(*)
($ in millions, except per share data)


                                                       Diluted
                                       Net Earnings    E.P.S.     (**)
                                       ------------   ------------

2005 Continuing Earnings                    $5,496          $2.64
2004 Continuing Earnings                    $4,793          $2.33
% Change                                      14.7  %        13.3  %

Reconciliation:
---------------
2004 Continuing                             $4,793          $2.33

2004 Domestic tobacco headquarters
 relocation charges                             13           0.01
2005 Asset impairment, exit and
 implementation costs, net of minority
 interest impact                               248           0.12
2004 International tobacco EC agreement        161           0.08
2004 Corporate asset impairment and
 exit costs                                     15           0.01
2004 Tax items, net of minority
 interest impact                              (350)         (0.18)
                                       ------------   ------------
                                                87           0.04
                                       ------------   ------------

2005 Domestic tobacco headquarters
 relocation charges                             (2)             -
2005 Asset impairment, exit and
 implementation costs, net of minority
 interest impact                              (144)         (0.07)
2005 (Losses) gains on sales of
 business, net of minority interest
 impact                                         64           0.03
2005 Corporate asset impairment and
 exit costs                                    (25)         (0.01)
2005 Tax items, net of minority
 interest impact                               266           0.13
                                       ------------   ------------
                                               159           0.08
                                       ------------   ------------

Currency                                       198           0.10
Change in shares                                 -          (0.03)
Change in tax rate                             101           0.05
Operations                                     158           0.07
                                       ------------   ------------
2005 Continuing Earnings                    $5,496          $2.64
                                       ------------   ------------
2005 Discontinued Earnings                   $(233)        $(0.11)
                                       ------------   ------------
2005 Net Earnings                           $5,263          $2.53
                                       ============   ============


(*) Due to a change for Discontinued Operations, prior period results have been restated.

(**) Basic and diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.



ALTRIA GROUP, INC.                                         Schedule 9
and Subsidiaries
Condensed Balance Sheets
(in millions, except ratios)


                                              June 30,    December 31,
                                                2005          2004
                                            ------------  ------------
Assets
------
Cash and cash equivalents                        $8,499        $5,744
Current assets of discontinued operations
 held for sale                                        -         1,458
All other current assets                         19,009        18,699
Property, plant and equipment, net               16,247        16,305
Goodwill                                         32,427        28,056
Other intangible assets, net                     11,011        11,056
Other assets                                     13,495        12,485
                                            ------------  ------------
Total consumer products assets                  100,688        93,803
Total financial services assets                   7,517         7,845
                                            ------------  ------------
Total assets                                   $108,205      $101,648
                                            ============  ============

Liabilities and Stockholders' Equity
------------------------------------
Short-term borrowings                            $5,589        $2,546
Current portion of long-term debt                 3,173         1,751
Accrued settlement charges                        2,241         3,501
All other current liabilities                    17,072        15,776
Long-term debt                                   16,923        16,462
Deferred income taxes                             6,936         7,677
Other long-term liabilities                      14,709        14,905
                                            ------------  ------------
Total consumer products liabilities              66,643        62,618
Total financial services liabilities              8,174         8,316
                                            ------------  ------------
Total liabilities                                74,817        70,934
Total stockholders' equity                       33,388        30,714
                                            ------------  ------------
Total liabilities and
 stockholders' equity                          $108,205      $101,648
                                            ============  ============

Total consumer products debt                    $25,685       $20,759
Debt/equity ratio - consumer products              0.77          0.68
Total debt                                      $27,796       $22,980
Total debt/equity ratio                            0.83          0.75